N E W S R E L E A S E

CONTACT: Paul Seavey	FOR IMMEDIATE RELEASE
(800) 247-5279	January 28, 2026

ELS REPORTS FOURTH QUARTER RESULTS
Continued Strong Performance
Announces 2026 Guidance and 22nd Consecutive Annual Dividend Increase

CHICAGO, IL – January 28, 2026 – Equity LifeStyle Properties, Inc. (NYSE: ELS) (referred to herein as “we,” “us,” and “our”) today announced results for the quarter and year ended December 31, 2025. All per share results are reported on a fully diluted basis unless otherwise noted.

FINANCIAL RESULTS
($ in millions, except per share data)	Quarters Ended December 31,
	2025	2024	$ Change	% Change (1)
Net Income per Common Share	$0.52	$0.50	$0.02	3.2%
Funds from Operations (“FFO”) per Common Share and OP Unit	$0.78	$0.76	$0.02	2.4%
Normalized Funds from Operations (“Normalized FFO”) per Common Share and OP Unit	$0.79	$0.76	$0.03	4.2%

	Years Ended December 31,
	2025	2024	$ Change	% Change (1)
Net Income per Common Share	$2.01	$1.96	$0.05	2.6%
FFO per Common Share and OP Unit	$3.08	$3.03	$0.05	1.5%
Normalized FFO per Common Share and OP Unit	$3.06	$2.91	$0.15	5.0%
_____________________
1.Calculations prepared using actual results without rounding.
2026 Dividends
Our Board of Directors has approved setting the annual dividend rate for 2026 at $2.17 per share of Common Stock, an increase of 5.3%, or $0.11, over the current $2.06 per share of Common Stock for 2025. Our Board of Directors, in its sole discretion, will determine the amount of each quarterly dividend in advance of payment.
Business Updates
Pages 1 and 2 of this Earnings Release and Supplemental Financial Information provide an update on operations and 2026 guidance.
About Equity LifeStyle Properties
We are a self-administered, self-managed real estate investment trust (“REIT”) with headquarters in Chicago. As of December 31, 2025, we own or have an interest in 453 properties in 35 states and British Columbia consisting of 173,355 sites.
For additional information, please contact our Investor Relations Department at (800) 247-5279 or at investor_relations@equitylifestyle.com.

i

Conference Call
A live audio webcast of our conference call discussing these results will take place tomorrow, Thursday, January 29, 2026, at 10:00 a.m. Central Time. Please visit the Investor Relations section at www.equitylifestyleproperties.com for the link. A replay of the webcast will be available for two weeks at this site.
Forward-Looking Statements
In addition to historical information, this press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “estimate,” “guidance,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include, without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our acquisitions. Forward-looking statements, including our guidance concerning Net Income, FFO and Normalized FFO per share data, and certain growth rates, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement due to a number of factors, which include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort and marina sites; (iii) scheduled or implemented rate increases on community, resort and marina sites; (iv) scheduled or implemented rate increases in annual payments under membership subscriptions; (v) occupancy changes; (vi) our ability to attract and retain membership customers; (vii) change in customer demand regarding travel and outdoor vacation destinations; (viii) our ability to manage expenses in an inflationary environment, including the impact of changes in tariffs, as well as costs associated with supply chain disruptions; (ix) changes in debt service and interest rates; (x) our ability to integrate and operate recent acquisitions in accordance with our estimates; (xi) our ability to execute expansion/development opportunities in the face of changes impacting the supply chain or labor markets; (xii) completion of pending transactions in their entirety and on assumed schedule; (xiii) our ability to attract and retain property employees, particularly seasonal employees; (xiv) ongoing legal matters and related fees; (xv) costs to clean up and restore property operations and potential revenue losses following storms or other unplanned events; and (xvi) the potential impact of material weaknesses, if any, in our internal control over financial reporting. For further information on these and other factors that could impact us and the statements contained herein, refer to our filings with the Securities and Exchange Commission, including the “Risk Factors” and “Forward-Looking Statements” sections in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

ii

Supplemental Financial Information

Operations and Financial Update

2025 Highlights
•Net income per Common Share was $2.01 for the year ended December 31, 2025, 2.6% higher than the year ended December 31, 2024.
•FFO per Common Share was $3.08 for the year ended December 31, 2025, 1.5% higher than the year ended December 31, 2024.
•Normalized FFO per Common Share was $3.06 for the year ended December 31, 2025, 5.0% higher than the year ended December 31, 2024, and in line with previous guidance.
•7.9% dividend increase in 2025 contributes to 5-year compounded annual dividend growth of 8.5%. This compares to average growth of 5.2% across the residential REIT sector (1) over the same 5-year period.
•Added 362 expansion sites during the year ended December 31, 2025.
•New home sales of 439 for the year ended December 31, 2025.
•During the year ended December 31, 2025, we repaid $86.9 million of secured debt at maturity.
•During the year ended December 31, 2025, we entered into a $240.0 million unsecured term loan agreement with an effective fixed interest rate of 4.74% maturing on May 15, 2030.

Core Portfolio
•Core portfolio generated growth of 4.8% in income from property operations, excluding property management, for the year ended December 31, 2025, compared to the year ended December 31, 2024, exceeding our long-term quarterly average of 4.5%.(2)
•Core MH base rental income for the year ended December 31, 2025 increased by $39.2 million, or 5.5%, compared to the year ended December 31, 2024.
•Core Annual RV and marina base rental income for the year ended December 31, 2025 increased by $12.2 million, or 4.1%, compared to the year ended December 31, 2024. During the second half of 2025, we increased Annual RV occupancy by 506 sites on a net basis.
•Core property operating expenses, excluding property management, for the year ended December 31, 2025 increased by $5.8 million, or 1.0%, compared to the year ended December 31, 2024.

______________________
1.Includes all publicly traded single family home, multi-family home and manufactured housing U.S equity REITs, with a market capitalization of $3.0 billion or greater.
2.Average quarterly growth from Q3 1998 through Q3 2025.

4Q 2025 Supplemental Financial Information	1	Equity LifeStyle Properties, Inc.

2026 Guidance Update (1)

($ in millions, except per share data)			2026
			First Quarter	Full Year
Net Income per Common Share			$0.54 to $0.60	$2.06 to $2.16
FFO per Common Share and OP Unit			$0.81 to $0.87	$3.12 to $3.22
Normalized FFO per Common Share and OP Unit			$0.81 to $0.87	$3.12 to $3.22

	2025 Actual		2026 Growth Rates
Core Portfolio:	First Quarter	Full Year	First Quarter	Full Year
MH base rental income	$184.5	$748.6	5.5% to 6.1%	5.1% to 6.1%
RV and marina base rental income (2)	$116.1	$427.5	-1.8% to -1.2%	2.4% to 3.4%
Property operating revenues	$355.6	$1,405.6	3.5% to 4.1%	4.1% to 5.1%
Property operating expenses, excluding property management	$141.6	$583.5	2.0% to 2.6%	2.7% to 3.7%
Income from property operations, excluding property management	$214.0	$822.2	4.5% to 5.1%	5.1% to 6.1%

Non-Core Portfolio:			2026 Full Year
Income from property operations, excluding property management			$4.6 to $8.6

Other Guidance Assumptions:			2026 Full Year
Property management and general administrative			$121.3 to $127.3
Interest and related amortization			$133.3 to $139.3

______________________
1.    First quarter and full year 2026 guidance represent management’s estimate of a range of possible outcomes. The midpoint of the ranges reflects management’s estimate of the most likely outcome, based on our current view of existing market conditions and assumptions. Actual results could vary materially from management’s estimates if any of our assumptions are incorrect. See Forward-Looking Statements in this press release for additional factors impacting our 2026 guidance assumptions. See Non-GAAP Financial Measures Definitions and Reconciliations at the end of the supplemental financial information for definitions of FFO and Normalized FFO and a reconciliation of Net income per Common Share - Fully Diluted to each of FFO per Common Share and OP Unit - Fully Diluted and Normalized FFO per Common Share and OP Unit - Fully Diluted.
2.    Core RV and marina annual revenue represents approximately 69.7% and 74.7% of first quarter 2026 and full year 2026 RV and marina base rental income guidance, respectively. Core RV and marina annual revenue first quarter 2026 growth rate range is 4.2% to 4.8% and the full year 2026 growth rate range is 4.7% to 5.7%.

4Q 2025 Supplemental Financial Information	2	Equity LifeStyle Properties, Inc.

Financial Highlights (1)(2)

(In millions, except Common Shares and OP Units outstanding and per share and ratio data, unaudited)

	As of and for the Quarters Ended
	Dec 31, 2025	Sep 30, 2025	June 30, 2025	Mar 31, 2025	Dec 31, 2024
Operating Information
Total revenues	$373.9	$393.3	$376.9	$387.3	$372.3
Consolidated net income	$103.8	$100.4	$83.5	$114.4	$100.6
Net income available for Common Stockholders	$100.5	$97.1	$79.7	$109.2	$96.0
Adjusted EBITDAre	$189.6	$183.3	$170.0	$197.6	$182.8
FFO available for Common Stock and OP Unit holders	$156.7	$154.1	$138.3	$166.7	$153.0
Normalized FFO available for Common Stock and OP Unit holders	$157.6	$150.5	$137.7	$166.7	$151.2
Funds Available for Distribution (“FAD”) for Common Stock and OP Unit holders	$131.7	$124.2	$115.2	$150.5	$122.6

Common Shares and OP Units Outstanding (In thousands) and Per Share Data
Common Shares and OP Units, end of the period	200,284	200,278	200,272	200,248	200,160
Weighted average Common Shares and OP Units outstanding - Fully Diluted	200,162	200,126	200,095	200,074	200,021
Net income per Common Share - Fully Diluted (3)	$0.52	$0.50	$0.42	$0.57	$0.50
FFO per Common Share and OP Unit - Fully Diluted	$0.78	$0.77	$0.69	$0.83	$0.76
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.79	$0.75	$0.69	$0.83	$0.76
Dividends per Common Share	$0.5150	$0.5150	$0.5150	$0.5150	$0.4775

Balance Sheet
Total assets	$5,745	$5,747	$5,721	$5,642	$5,646
Total liabilities	$3,931	$3,935	$3,908	$3,809	$3,822

Market Capitalization
Total debt (4)	$3,346	$3,302	$3,273	$3,199	$3,230
Total market capitalization (5)	$15,485	$15,459	$15,624	$16,556	$16,561

Ratios
Total debt / total market capitalization	21.6%	21.4%	20.9%	19.3%	19.5%
Total debt / Adjusted EBITDAre (6)	4.5	4.5	4.5	4.4	4.5
Interest coverage (7)	5.7	5.8	5.6	5.4	5.2
Fixed charges (8)	5.7	5.7	5.5	5.3	5.2

____________________
1.See Non-GAAP Financial Measures Definitions and Reconciliations at the end of the Supplemental Financial Information for definitions of fixed charges, FFO, Normalized FFO, FAD, Income from property operations excluding property management, EBITDAre, Adjusted EBITDAre, and a reconciliation of Consolidated net income to Income from property operations.
2.See page 8 for a reconciliation of Net income available for Common Stockholders to Non-GAAP financial measures FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD for Common Stock and OP Unit holders.
3.Net income per Common Share - Fully Diluted is calculated before Income allocated to non-controlling interest - Common OP Units.
4.Excludes Deferred financing costs, net of approximately $24.3 million as of December 31, 2025.
5.See page 16 for the calculation of market capitalization as of December 31, 2025.
6.Calculated using trailing twelve months Adjusted EBITDAre.
7.Calculated by dividing trailing twelve months Adjusted EBITDAre by the interest expense incurred during the same period.
8.Calculated by dividing trailing twelve months Adjusted EBITDAre by the sum of fixed charges and preferred stock dividends, if any, during the same period.

4Q 2025 Supplemental Financial Information	3	Equity LifeStyle Properties, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	December 31, 2025	December 31, 2024
	(unaudited)
Assets
Investment in real estate:
Land	$2,088,174	$2,088,682
Land improvements	4,784,223	4,582,815
Buildings and other depreciable property	1,306,317	1,244,193
	8,178,714	7,915,690
Accumulated depreciation	(2,838,344)	(2,639,538)
Net investment in real estate	5,340,370	5,276,152
Cash and restricted cash	26,132	24,576
Notes receivable, net	93,358	50,726
Investment in unconsolidated joint ventures	85,041	83,772
Deferred commission expense	58,149	56,516
Other assets, net	142,343	153,910
Total Assets	$5,745,393	$5,645,652

Liabilities and Equity
Liabilities:
Mortgage notes payable, net	$2,779,158	$2,928,292
Term loans, net	437,455	199,344
Unsecured line of credit	105,000	77,000
Accounts payable and other liabilities	152,536	159,225
Deferred membership revenue	221,498	229,301
Accrued interest payable	11,333	10,679
Rents and other customer payments received in advance and security deposits	120,441	122,448
Distributions payable	103,146	95,577
Total Liabilities	$3,930,567	$3,821,866
Equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized as of December 31, 2025 and December 31, 2024; none issued and outstanding.	—	—
Common stock, $0.01 par value, 600,000,000 shares authorized as of December 31, 2025 and December 31, 2024; 193,835,561 and 191,056,527 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively.	1,988	1,962
Paid-in capital	1,981,540	1,951,430
Distributions in excess of accumulated earnings	(225,045)	(214,979)
Accumulated other comprehensive income/(loss)	(2,208)	2,303
Total Stockholders’ Equity	1,756,275	1,740,716
Non-controlling interests – Common OP Units	58,551	83,070
Total Equity	1,814,826	1,823,786
Total Liabilities and Equity	$5,745,393	$5,645,652

4Q 2025 Supplemental Financial Information	4	Equity LifeStyle Properties, Inc.

Consolidated Statements of Income

(In thousands, unaudited)

	Quarters Ended		Years Ended
	December 31,		December 31,
	2025	2024	2025	2024
Revenues:
Rental income	$314,602	$301,398	$1,282,532	$1,233,252
Annual membership subscriptions	18,154	16,585	69,266	65,883
Membership upgrade revenue	3,120	4,263	12,412	16,433
Other income	15,546	27,168	62,794	75,354
Gross revenues from home sales, brokered resales and ancillary services	17,386	19,275	86,034	117,732
Interest income	2,362	2,220	9,572	9,238
Income from other investments, net	2,698	1,414	8,772	8,274
Total revenues	373,868	372,323	1,531,382	1,526,166

Expenses:
Property operating and maintenance	113,758	110,540	493,412	480,438
Real estate taxes	21,075	20,349	85,148	81,966
Membership sales and marketing	3,877	4,192	16,069	22,063
Property management	19,354	18,803	80,784	78,114
Depreciation and amortization	52,991	50,493	208,895	203,879
Cost of home sales, brokered resales and ancillary services	12,693	13,103	60,335	84,771
Home selling expenses and ancillary operating expenses	6,170	6,689	26,512	27,644
General and administrative	9,025	8,235	37,510	38,483
Casualty-related charges/(recoveries), net (1)	(415)	(528)	(4,487)	(20,950)
Other expenses	1,192	1,413	4,850	5,533
Early debt retirement	—	5,803	—	5,833
Interest and related amortization	34,010	31,633	131,005	137,710
Total expenses	273,730	270,725	1,140,033	1,145,484
Income before other items	100,138	101,598	391,349	380,682
Gain/(Loss) on sale of real estate and impairment, net	1,571	(668)	919	(2,466)
Income tax benefit	2,145	115	3,273	354
Equity in income/(loss) of unconsolidated joint ventures	(42)	(488)	6,520	6,248
Consolidated net income	103,812	100,557	402,061	384,818

Income allocated to non-controlling interests – Common OP Units	(3,342)	(4,574)	(15,553)	(17,804)
Redeemable perpetual preferred stock dividends	(8)	(8)	(16)	(16)
Net income available for Common Stockholders	$100,462	$95,975	$386,492	$366,998

_____________________
1.Casualty-related charges/(recoveries), net for the quarter ended December 31, 2025 includes reversals for previously accrued debris removal and cleanup costs related to hurricane events of $0.4 million. Casualty-related charges/(recoveries), net for the year ended December 31, 2025 includes debris removal and cleanup costs related to hurricane events of $0.6 million and insurance recovery revenue of $5.1 million, including $4.3 million for reimbursement of capital expenditures.

4Q 2025 Supplemental Financial Information	5	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures

This document contains certain Non-GAAP measures used by management that we believe are helpful to understand our business. We believe investors should review these Non-GAAP measures along with GAAP net income and cash flows from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. Our definitions and calculations of these Non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These Non-GAAP financial and operating measures do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flows from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make cash distributions. For definitions and reconciliations of Non-GAAP measures to our financial statements as prepared under GAAP, refer to both Reconciliation of Net Income to Non-GAAP Financial Measures on page 8 and Non-GAAP Financial Measures Definitions and Reconciliations on pages 18-21.

4Q 2025 Supplemental Financial Information	6	Equity LifeStyle Properties, Inc.

Selected Non-GAAP Financial Measures (1)

(In millions, except per share data, unaudited)

Quarter Ended
December 31, 2025
Income from property operations, excluding property management - Core (2)	$210.8
Income from property operations, excluding property management - Non-Core (2)	1.9
Property management and general and administrative	(27.5)
Other income and expenses	6.4
Interest and related amortization	(34.0)
Normalized FFO available for Common Stock and OP Unit holders (3)	$157.6
Other items (4)	(0.9)
FFO available for Common Stock and OP Unit holders (3)	$156.7

FFO per Common Share and OP Unit	$0.78
Normalized FFO per Common Share and OP Unit	$0.79

Normalized FFO available for Common Stock and OP Unit holders	$157.6
Non-revenue producing improvements to real estate	(25.9)
FAD for Common Stock and OP Unit holders (3)	$131.7

Weighted average Common Shares and OP Units - Fully Diluted	200.2

______________________
1.See page 8 for a reconciliation of Net income available for Common Stockholders to FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD for Common Stock and OP Unit holders.
2.See pages 10-11 for details of the Core Income from Property Operations, excluding property management. See page 12 for details of the Non-Core Income from Property Operations, excluding property management.
3.Amounts may not foot due to rounding.
4.Represents expenses of $0.9 million related to non-operating legal expenses during the quarter ended December 31, 2025.

4Q 2025 Supplemental Financial Information	7	Equity LifeStyle Properties, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(In thousands, except per share data, unaudited)

	Quarters Ended		Years Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net income available for Common Stockholders	$100,462	$95,975	$386,492	$366,998
Income allocated to non-controlling interests – Common OP Units	3,342	4,574	15,553	17,804
Depreciation and amortization	52,991	50,493	208,895	203,879
Depreciation on unconsolidated joint ventures	1,472	1,266	5,722	4,826
(Gain)/Loss on sale of real estate and impairment, net	(1,571)	668	(919)	2,466
FFO available for Common Stock and OP Unit holders	156,696	152,976	615,743	595,973
Deferred income tax benefit	—	(115)	—	(354)
Early debt retirement	—	5,803	—	5,833
Transaction/pursuit costs and other	—	—	—	383
Insurance proceeds due to catastrophic weather events, net	18	(637)	(4,207)	(22,101)
Other items (1)	900	(6,800)	900	(6,800)
Normalized FFO available for Common Stock and OP Unit holders	157,614	151,227	612,436	572,934
Non-revenue producing improvements to real estate	(25,926)	(28,618)	(90,754)	(84,433)
FAD for Common Stock and OP Unit holders	$131,688	$122,609	$521,682	$488,501

Net income per Common Share - Basic	$0.52	$0.50	$2.01	$1.96
Net income per Common Share - Fully Diluted (2)	$0.52	$0.50	$2.01	$1.96

FFO per Common Share and OP Unit - Basic	$0.78	$0.77	$3.08	$3.03
FFO per Common Share and OP Unit - Fully Diluted	$0.78	$0.76	$3.08	$3.03

Normalized FFO per Common Share and OP Unit - Basic	$0.79	$0.76	$3.06	$2.92
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.79	$0.76	$3.06	$2.91

Weighted average Common Shares outstanding - Basic	193,629	190,822	192,137	187,439
Weighted average Common Shares and OP Units outstanding - Basic	200,079	199,926	200,059	196,544
Weighted average Common Shares and OP Units outstanding - Fully Diluted	200,162	200,021	200,114	196,636

____________________
1.Represents expenses of $0.9 million related to non-operating legal expenses during the quarter ended December 31, 2025 and other income of $6.8 million related to aged prepaid balances that were determined to no longer be liabilities during the quarter ended December 31, 2024.
2.Net income per Common Share - Fully Diluted is calculated before Income allocated to non-controlling interest - Common OP Units.

4Q 2025 Supplemental Financial Information	8	Equity LifeStyle Properties, Inc.

Consolidated Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended		Years Ended
	December 31,		December 31,
	2025	2024	2025	2024
MH base rental income (2)	$190.1	$180.0	$749.4	$710.1
Rental home income (2)	3.7	3.4	14.3	13.7
RV and marina base rental income (2)	103.2	101.6	446.3	438.4
Annual membership subscriptions	18.2	16.6	69.3	65.9
Membership upgrade revenue	3.1	4.3	12.4	16.4
Utility and other income (2)(3)	34.9	38.4	141.8	144.8
Property operating revenues	353.2	344.3	1,433.5	1,389.3

Utility expense	39.1	38.3	164.4	159.1
Payroll	28.1	28.1	120.7	120.2
Repairs & maintenance	20.1	19.4	99.2	94.0
Insurance and other (2)	26.8	25.1	110.4	106.7
Real estate taxes	21.1	20.3	85.1	82.0
Rental home operating and maintenance	1.4	1.3	5.2	5.7
Membership sales and marketing	3.9	4.2	16.1	22.1
Property operating expenses, excluding property management (1)	140.5	136.7	601.1	589.8
Income from property operations, excluding property management (1)	$212.7	$207.6	$832.4	$799.5

Manufactured home site figures and occupancy:
Total sites, beginning	73,220	73,005	73,216	73,009
Total sites, ending	73,585	73,216	73,585	73,216
Occupied sites, beginning	68,784	69,101	68,984	68,944
Occupied sites, ending	68,715	68,984	68,715	68,984
Occupancy average %	93.6%	94.4%	93.8%	94.5%
Monthly base average rent per site	$922	$870	$908	$858

RV and marina base rental income:
Annual	$82.9	$78.4	$322.3	$308.0
Seasonal	9.9	12.1	52.7	56.9
Transient	10.4	11.1	71.3	73.5
Total RV and marina base rental income	$103.2	$101.6	$446.3	$438.4

______________________
1.Excludes property management expenses.
2.MH base rental income, Rental home income, RV and marina base rental income and Utility income, net of bad debt expense, are presented in Rental income in the Consolidated Statements of Income on page 5. Bad debt expense is presented in Insurance and other in this table.
3.Includes approximately $1.6 million and $1.8 million of business interruption income from Hurricane Ian during the quarters ended December 31, 2025 and December 31, 2024, respectively, and $6.6 million and $7.6 million for the years ended December 31, 2025 and December 31, 2024, respectively.

4Q 2025 Supplemental Financial Information	9	Equity LifeStyle Properties, Inc.

Core Income from Property Operations (1)

(In millions, unaudited)

	Quarters Ended December 31,			Years Ended December 31,
	2025	2024	Change (2)	2025	2024	Change (2)
MH base rental income	$189.9	$179.9	5.6%	$748.6	$709.4	5.5%
Rental home income	3.7	3.4	9.5%	14.2	13.7	4.2%
RV and marina base rental income	99.0	98.9	0.1%	427.5	426.9	0.2%
Annual membership subscriptions	17.9	16.4	9.3%	68.5	65.5	4.5%
Membership upgrade revenue	3.2	4.2	(25.8)%	12.3	16.3	(24.6)%
Utility and other income	33.5	33.0	1.3%	134.5	130.0	3.4%
Property operating revenues	347.2	335.8	3.4%	1,405.6	1,361.8	3.2%

Utility expense	38.2	37.6	1.6%	160.6	156.8	2.4%
Payroll	27.2	27.4	(0.6)%	117.2	117.7	(0.4)%
Repair & maintenance	19.5	18.9	3.0%	96.2	91.8	4.8%
Insurance and other (3)	25.7	24.1	6.7%	105.4	103.3	1.6%
Real estate taxes	20.5	19.8	3.1%	82.9	80.4	3.0%
Rental home operating and maintenance	1.4	1.3	4.3%	5.2	5.6	(8.1)%
Membership sales and marketing	3.9	4.2	(7.0)%	16.0	22.0	(27.4)%
Property operating expenses, excluding property management (1)	136.4	133.3	2.2%	583.5	577.6	1.0%
Income from property operations, excluding property management (1)	$210.8	$202.5	4.1%	$822.1	$784.2	4.8%

_____________________
1.Excludes property management expenses.
2.Calculations prepared using actual results without rounding.
3.Includes bad debt expense for the periods presented.

4Q 2025 Supplemental Financial Information	10	Equity LifeStyle Properties, Inc.

Core Income from Property Operations (continued)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended			Years Ended
	December 31,			December 31,
	2025	2024		2025	2024
Core manufactured home site figures and occupancy:
Total sites, beginning	72,805	72,590		72,801	72,594
Expansion sites, net	365	211		369	207
Total sites, ending	73,170	72,801		73,170	72,801
Occupied sites, beginning	68,716	69,040		68,923	68,885
Occupied sites, ending (1)	68,644	68,923		68,644	68,923
Occupancy average %	94.0%	94.9%		94.3%	94.9%
Monthly base average rent per site	$922	$870		$908	$858

	Quarters Ended December 31,			Years Ended December 31,
	2025	2024	Change (2)	2025	2024	Change (2)
Core RV and marina base rental income:
Annual (3)	$80.1	$76.6	4.5%	$312.4	$300.2	4.1%
Seasonal	9.1	11.5	(20.5)%	49.3	54.8	(9.9)%
Transient	9.8	10.8	(9.2)%	65.8	71.9	(8.5)%
Total Seasonal and Transient	$18.9	$22.3	(15.1)%	$115.1	$126.7	(9.1)%
Total RV and marina base rental income	$99.0	$98.9	0.1%	$427.5	$426.9	0.2%

	Quarters Ended December 31,			Years Ended December 31,
	2025	2024	Change (2)	2025	2024	Change (2)
Core utility information:
Income	$19.2	$17.9	7.1%	$78.2	$73.5	6.3%
Expense	38.2	37.6	1.6%	160.6	156.8	2.4%
Expense, net	$19.0	$19.7	(3.5)%	$82.4	$83.3	(1.0)%

Utility recovery rate (4)	50.3%	47.6%		48.7%	46.9%

_____________________
1.Occupied sites as of September 30, 2025 totaled 68,716 sites.
2.Calculations prepared using actual results without rounding.
3.Core Annual marina base rental income represents approximately 99% of the total Core marina base rental income for all periods presented.
4.Calculated by dividing utility income by utility expense.

4Q 2025 Supplemental Financial Information	11	Equity LifeStyle Properties, Inc.

Non-Core Income from Property Operations (1)

(In millions, unaudited)

	Quarter Ended	Year Ended
	December 31, 2025	December 31, 2025
MH base rental income	$0.2	$0.8
Rental home income	—	0.1
RV and marina base rental income	4.1	18.8
Annual membership subscriptions	0.3	0.8
Utility and other income	1.5	7.4
Membership upgrade revenue	—	0.1
Property operating revenues	6.1	28.0

Property operating expenses, excluding property management (1)(2)	4.2	17.6
Income from property operations, excluding property management (1)	$1.9	$10.4

______________________
1.Excludes property management expenses.
2.Includes bad debt expense for the periods presented.

4Q 2025 Supplemental Financial Information	12	Equity LifeStyle Properties, Inc.

Home Sales and Rental Home Operations

(In thousands, except home sale volumes and occupied rentals, unaudited)

Home Sales - Select Data	Quarters Ended		Years Ended
	December 31,		December 31,
	2025	2024	2025	2024
Total new home sales volume	86	136	439	756
New home sales gross revenues	$8,890	$10,526	$37,627	$66,432

Total used home sales volume	103	45	374	218
Used home sales gross revenues	$513	$851	$3,382	$3,812

Brokered home resales volume	92	109	429	505
Brokered home resales gross revenues	$383	$498	$1,657	$2,270

Rental Homes - Select Data	Quarters Ended		Years Ended
	December 31,		December 31,
	2025	2024	2025	2024

Rental operations revenues (1)	$9,561	$8,490	$35,795	$34,660
Rental home operations expense (2)	1,390	1,334	5,189	5,647
Depreciation on rental homes (3)	2,540	2,282	10,091	9,732

Occupied rentals: (4)
New	1,919	1,716
Used	192	205
Total occupied rental sites	2,111	1,921

	As of December 31, 2025		As of December 31, 2024
Cost basis in rental homes: (5)	Gross	Net of Depreciation	Gross	Net of Depreciation
New	$252,004	$211,274	$213,605	$175,098
Used	14,234	11,157	12,201	8,187
Total rental homes	$266,238	$222,431	$225,806	$183,285

______________________
1.For the quarters ended December 31, 2025 and 2024, approximately $5.8 million and $5.1 million, respectively, of the rental operations revenue is included in the MH base rental income in the Core Income from Property Operations on pages 10-11. The remainder of the rental operations revenue for the quarters ended December 31, 2025 and 2024 is included in Rental home income in the Core Income from Property Operations on pages 10-11.
2.Rental home operations expense is included in Rental home operating and maintenance in the Consolidated Income from Property Operations on page 9. Rental home operations expense is included in Rental home operating and maintenance in the Core Income from Property Operations on pages 10-11.
3.Depreciation on rental homes in our Core portfolio is presented in Depreciation and amortization in the Consolidated Statements of Income on page 5.
4.Includes occupied rental sites as of the end of the period in our Core portfolio.
5.Includes both occupied and unoccupied rental homes in our Core portfolio.

4Q 2025 Supplemental Financial Information	13	Equity LifeStyle Properties, Inc.

Total Sites

(Unaudited)

Summary of Total Sites as of December 31, 2025
Sites (1)
MH sites	73,600
RV sites:
Annual	34,400
Seasonal	11,200
Transient	17,500
Marina slips	6,900
Membership (2)	26,000
Joint Ventures (3)	3,900
Total (4)	173,400

______________________
1.MH sites are generally leased on an annual basis to residents who own or lease factory-built homes, including manufactured homes. Annual RV and marina sites are leased on an annual basis to customers who generally have an RV, factory-built cottage, boat or other unit placed on the site, including those Northern properties that are open for the summer season. Seasonal RV and marina sites are leased to customers generally for one to six months. Transient RV and marina sites are sites without an annual or seasonal reservation and are available to be leased to customers on a short-term basis.
2.Sites primarily utilized by approximately 108,700 members. Includes approximately 6,000 sites rented on an annual basis.
3.Joint ventures have approximately 2,400 MH and RV annual sites and 1,500 transient sites.
4.Total does not foot due to rounding.

4Q 2025 Supplemental Financial Information	14	Equity LifeStyle Properties, Inc.

Membership Campgrounds - Select Data

	Years Ended December 31,
Campground and Membership Revenue (1) ($ in thousands, unaudited)	2021	2022	2023	2024	2025
Annual membership subscriptions	$58,251	$63,215	$65,379	$65,883	$69,266
Annual RV base rental income	$23,127	$25,945	$27,842	$29,282	$30,546
Seasonal/Transient RV base rental income	$25,562	$24,316	$20,996	$21,338	$19,959
Membership upgrade revenue	$11,191	$12,958	$14,719	$16,433	$12,412
Utility and other income	$2,735	$2,626	$2,544	$2,360	$2,390

Membership Count
Total Memberships (2)	125,149	128,439	121,002	113,553	108,731
Paid Membership Origination	23,923	23,237	20,758	19,539	17,150
Promotional Membership Origination	26,600	28,178	25,232	23,552	23,002
Membership Upgrade Volume (3)	4,863	4,068	3,858	4,086	5,945

Campground Metrics
Membership Campground Count	81	82	82	82	82
Membership Campground RV Site Count	25,100	25,800	26,000	26,000	26,000
Annual Site Count (4)	6,320	6,390	6,154	5,902	5,951

______________________
1.Beginning in 2025, membership upgrade product offerings include two- to four-year term subscription products with increased annual dues. The revenue associated with these subscription products is recognized as Annual membership subscriptions.
2.Members who have entered into annual subscriptions with us that entitle them to use certain properties on a continuous basis for up to 21 days.
3.Upgraded memberships provide enhanced benefits, including but not limited to longer stays, the ability to make earlier reservations, potential discounts on rental units, and potential access to additional properties.
4.Sites that have been rented by members for an entire year.

4Q 2025 Supplemental Financial Information	15	Equity LifeStyle Properties, Inc.

Market Capitalization

(In millions, except share and OP Unit data, unaudited)

Capital Structure as of December 31, 2025

	Total Common Shares/Units	% of Total Common Shares/Units	Total	% of Total	% of Total Market Capitalization

Secured Debt			$2,801	83.7%
Unsecured Debt			545	16.3%
Total Debt (1)			$3,346	100.0%	21.6%

Common Shares	193,835,561	96.8%
OP Units	6,448,705	3.2%
Total Common Shares and OP Units	200,284,266	100.0%
Common Stock price at December 31, 2025	$60.61
Fair Value of Common Shares and OP Units			$12,139	100.0%
Total Equity			$12,139	100.0%	78.4%

Total Market Capitalization			$15,485		100.0%

______________________
1.    Excludes Deferred financing costs, net of approximately $24.3 million.

4Q 2025 Supplemental Financial Information	16	Equity LifeStyle Properties, Inc.

Debt Maturity Schedule

Debt Maturity Schedule as of December 31, 2025
(In thousands, unaudited)

Year	Outstanding Debt	Weighted Average Interest Rate	% of Total Debt	Weighted Average Years to Maturity

Secured Debt
2026	—	—%	—%	—
2027	—	—%	—%	—
2028	190,555	4.19%	5.70%	2.7
2029	270,697	4.92%	8.09%	3.7
2030	275,385	2.69%	8.23%	4.2
2031	233,198	2.45%	6.97%	5.4
2032	202,000	2.47%	6.04%	6.7
2033	341,089	4.83%	10.19%	7.8
2034	201,929	3.44%	6.04%	8.4
Thereafter	1,086,013	3.94%	32.45%	12.5
Total	$2,800,866	3.77%	83.71%	8.3

Unsecured Term Loans
2026	—	—%	—%	—
2027	200,000	4.88%	5.98%	1.1
2028	—	—%	—%	—
2029	—	—%	—%	—
2030	240,000	4.74%	7.17%	4.4
Thereafter	—	—%	—%	—
Total	$440,000	4.81%	13.15%	2.9

Total Secured and Unsecured	$3,240,866	3.91%	96.86%	7.5

Line of Credit Borrowing (1)	105,000	5.36%	3.14%	—

Deferred financing costs, net	(24,253)

Total Debt, Net	$3,321,613	4.11% (2)	100.00%

_____________________
1.The floating interest rate on the line of credit is SOFR plus 0.10% plus 1.25% to 1.65%. During the quarter ended December 31, 2025, the effective interest rate on the line of credit borrowings was 5.36%.
2.Reflects effective interest rate for the quarter ended December 31, 2025, including interest associated with the line of credit and amortization of deferred financing costs.

4Q 2025 Supplemental Financial Information	17	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures Definitions and Reconciliations

The following Non-GAAP financial measures definitions do not include adjustments in respect to membership upgrade revenue: (i) FFO; (ii) Normalized FFO; (iii) EBITDAre; (iv) Adjusted EBITDAre; (v) Property operating revenues; (vi) Property operating expenses, excluding property management; and (vii) Income from property operations, excluding property management.
FUNDS FROM OPERATIONS (FFO). We define FFO as net income, computed in accordance with GAAP, excluding gains or losses from sales of properties, depreciation and amortization related to real estate, impairment charges and adjustments to reflect our share of FFO of unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis. We compute FFO in accordance with our interpretation of standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.
We believe FFO, as defined by the Board of Governors of NAREIT, is generally a measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.
NORMALIZED FUNDS FROM OPERATIONS (NORMALIZED FFO). We define Normalized FFO as FFO excluding non-operating income and expense items, such as gains and losses from early debt extinguishment, including prepayment penalties, defeasance costs, transaction/pursuit costs and other, and other miscellaneous non-comparable items. Normalized FFO presented herein is not necessarily comparable to Normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same methodology for computing this amount.
FUNDS AVAILABLE FOR DISTRIBUTION (FAD). We define FAD as Normalized FFO less non-revenue producing capital expenditures.
We believe that FFO, Normalized FFO and FAD are helpful to investors as supplemental measures of the performance of an equity REIT. We believe that by excluding the effect of gains or losses from sales of properties, depreciation and amortization related to real estate and impairment charges, which are based on historical costs and may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We further believe that Normalized FFO provides useful information to investors, analysts and our management because it allows them to compare our operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences not related to our normal operations. For example, we believe that excluding the early extinguishment of debt and other miscellaneous non-comparable items from FFO allows investors, analysts and our management to assess the sustainability of operating performance in future periods because these costs do not affect the future operations of the properties. In some cases, we provide information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and our management to assess the impact of those items.
INCOME FROM PROPERTY OPERATIONS, EXCLUDING PROPERTY MANAGEMENT. We define Income from property operations, excluding property management as rental income, membership subscriptions and upgrade sales, utility and other income less property and rental home operating and maintenance expenses, real estate taxes, membership sales and marketing expenses, excluding property management expenses. Property management represents the expenses associated with indirect costs such as off-site payroll and certain administrative and professional expenses. We believe exclusion of property management expenses is helpful to investors and analysts as a measure of the operating results of our properties, excluding items that are not directly related to the operation of the properties. For comparative purposes, we present bad debt expense within Insurance and other in the current and prior periods. We believe that this Non-GAAP financial measure is helpful to investors and analysts as a measure of the operating results of our properties.

4Q 2025 Supplemental Financial Information	18	Equity LifeStyle Properties, Inc.

The following table reconciles Net income available for Common Stockholders to Income from property operations:

	Quarters Ended		Year Ended
	December 31,		December 31,
(amounts in thousands)	2025	2024	2025	2024
Net income available for Common Stockholders	$100,462	$95,975	$386,492	$366,998
Redeemable perpetual preferred stock dividends	8	8	16	16
Income allocated to non-controlling interests – Common OP Units	3,342	4,574	15,553	17,804
Consolidated net income	103,812	100,557	402,061	384,818
Equity in income of unconsolidated joint ventures	42	488	(6,520)	(6,248)
Income tax benefit	(2,145)	(115)	(3,273)	(354)
(Gain)/Loss on sale of real estate and impairment, net	(1,571)	668	(919)	2,466
Gross revenues from home sales, brokered resales and ancillary services	(17,386)	(19,275)	(86,034)	(117,732)
Interest income	(2,362)	(2,220)	(9,572)	(9,238)
Income from other investments, net	(2,698)	(1,414)	(8,772)	(8,274)
Property management	19,354	18,803	80,784	78,114
Depreciation and amortization	52,991	50,493	208,895	203,879
Cost of home sales, brokered resales and ancillary services	12,693	13,103	60,335	84,771
Home selling expenses and ancillary operating expenses	6,170	6,689	26,512	27,644
General and administrative	9,025	8,235	37,510	38,483
Casualty-related charges/(recoveries), net (1)	(415)	(528)	(4,487)	(20,950)
Other expenses	1,192	1,413	4,850	5,533
Early debt retirement	—	5,803	—	5,833
Other items	—	(6,800)	—	(6,800)
Interest and related amortization	34,010	31,633	131,005	137,710
Income from property operations, excluding property management	212,712	207,533	832,375	799,655
Property management	(19,354)	(18,803)	(80,784)	(78,114)
Income from property operations	$193,358	$188,730	$751,591	$721,541

EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre) AND ADJUSTED EBITDAre. We define EBITDAre as net income or loss excluding interest income and expense, income taxes, depreciation and amortization, gains or losses from sales of properties, impairments charges, and adjustments to reflect our share of EBITDAre of unconsolidated joint ventures. We compute EBITDAre in accordance with our interpretation of the standards established by NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.
We define Adjusted EBITDAre as EBITDAre excluding non-operating income and expense items, such as gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs, transaction/pursuit costs and other, and other miscellaneous non-comparable items.
We believe that EBITDAre and Adjusted EBITDAre may be useful to an investor in evaluating our operating performance and liquidity because the measures are widely used to measure the operating performance of an equity REIT.

____________________
1.Casualty-related charges/(recoveries), net for the quarter ended December 31, 2025 includes reversals for previously accrued debris removal and cleanup costs related to hurricane events of $0.4 million. Casualty-related charges/(recoveries), net for the year ended December 31, 2025 includes debris removal and cleanup costs related to hurricane events of $0.6 million and insurance recovery revenue of $5.1 million, including $4.3 million for reimbursement of capital expenditures.

4Q 2025 Supplemental Financial Information	19	Equity LifeStyle Properties, Inc.

The following table reconciles Consolidated net income to EBITDAre and Adjusted EBITDAre:

	Quarters Ended		Years Ended
	December 31,		December 31,
(amounts in thousands)	2025	2024	2025	2024
Consolidated net income	$103,812	$100,557	$402,061	$384,818
Interest income	(2,362)	(2,220)	(9,572)	(9,238)
Real estate depreciation and amortization	52,991	50,493	208,895	203,879
Other depreciation and amortization	1,192	1,413	4,850	5,520
Interest and related amortization	34,010	31,633	131,005	137,710
Income tax benefit	(2,145)	(115)	(3,273)	(354)
(Gain)/Loss on sale of real estate and impairment, net	(1,571)	668	(919)	2,466
Adjustments to our share of EBITDAre of unconsolidated joint ventures	2,743	1,992	10,028	8,013
EBITDAre	188,670	184,421	743,075	732,814
Other items (1)	900	(6,800)	900	(6,800)
Early debt retirement	—	5,803	—	5,833
Transaction/pursuit costs and other	—	—	—	383
Insurance proceeds due to catastrophic weather events, net	18	(637)	(4,207)	(22,101)
Adjusted EBITDAre	$189,588	$182,787	$739,768	$710,129

CORE. The Core properties include properties we owned and operated during all of 2024 and 2025. We believe Core is a measure that is useful to investors for annual comparison as it removes the fluctuations associated with acquisitions, dispositions and significant transactions or unique situations.
NON-CORE. The Non-Core properties in 2025 include properties that were not owned and operated during all of 2024 and 2025, including six properties in Florida impacted by Hurricane Ian and two properties in California that were impacted by storm and flooding events. The 2026 guidance reflects Non-Core properties in 2026, which includes properties not owned and operated during all of 2025 and 2026.
NON-REVENUE PRODUCING IMPROVEMENTS. Represents capital expenditures that do not directly result in increased revenue or expense savings and are primarily comprised of common area improvements, furniture and mechanical improvements.
FIXED CHARGES. Fixed charges consist of interest expense, amortization of note premiums and debt issuance costs. The fixed charges ratio is calculated by dividing the trailing twelve months Adjusted EBITDAre by the sum of fixed charges and preferred stock dividends, if any, during the same period.

______________________
1.Represents expenses of $0.9 million related to non-operating legal expenses during the quarter ended December 31, 2025 and other income of $6.8 million related to aged prepaid balances that were determined to no longer be liabilities during the quarter ended December 31, 2024.

4Q 2025 Supplemental Financial Information	20	Equity LifeStyle Properties, Inc.

FORWARD-LOOKING NON-GAAP MEASURES. The following table reconciles Net Income per Common Share - Fully Diluted guidance to FFO per Common Share and OP Unit - Fully Diluted guidance and Normalized FFO per Common Share and OP Unit - Fully diluted guidance:

(Unaudited)	First Quarter 2026	Full Year 2026
Net income per Common Share	$0.54 to $0.60	$2.06 to $2.16
Depreciation and amortization	0.27	1.07
Gain on sale of real estate and impairment, net	—	—
FFO per Common Share and OP Unit - Fully Diluted (1)	$0.81 to $0.87	$3.12 to $3.22
Other	—	—
Normalized FFO per Common Share and OP Unit - Fully Diluted (1)	$0.81 to $0.87	$3.12 to $3.22
______________________
1.Amounts may not foot due to rounding.
This press release includes certain forward-looking information, including Core and Non-Core Income from property operations, excluding property management, that is not presented in accordance with GAAP. In reliance on the exception in Item 10(e)(1)(i)(B) of Regulation S-K, we do not provide a quantitative reconciliation of such forward-looking information to the most directly comparable financial measure calculated and presented in accordance with GAAP, where we are unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This includes, for example, (i) scheduled or implemented rate increases on community, resort and marina sites; (ii) scheduled or implemented rate increases in annual payments under membership subscriptions; (iii) occupancy changes; (iv) costs to restore property operations and potential revenue losses following storms or other unplanned events; and (v) other nonrecurring/unplanned income or expense items, which may not be within our control, may vary between periods and cannot be reasonably predicted. These unavailable reconciling items could significantly impact our future financial results.

4Q 2025 Supplemental Financial Information	21	Equity LifeStyle Properties, Inc.